UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2010
GOODRICH PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
Incorporation)

801 Louisiana, Suite 700
Houston, Texas	77002

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 780-9494
N/A
(Former Name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 20, 2010, the board of directors (the “Board”) of Goodrich Petroleum Corporation (the “Company”) approved the promotion of Jan L. Schott from interim Chief Financial Officer to Senior Vice President and Chief Financial Officer. In connection with this promotion, the Board approved an increase in Ms. Schott’s annual base salary from $190,550 to $240,000. Ms. Schott remains eligible to participate in the Company’s 2006 Plan and bonus plans on the same terms as all of the Company’s employees.

Item 5.07.	Submission of Matters to a Vote of Security Holders
     The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 20, 2010. At the meeting, the Company’s stockholders were requested to: (1) elect four Class III directors to serve on the Company’s board of directors for a term of office expiring at the Company’s 2013 Annual Meeting of Stockholders and (2) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Each of these items is more fully described in the Company’s proxy statement filed on April 14, 2010.
     The certified results of the matters voted upon at the Annual Meeting are as follows:
     Proposal No. 1 — Election of Class III Directors: The election of each Class III director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Walter G. Goodrich	20,297,745	924,262	11,722,809
Robert C. Turnham, Jr.	19,442,316	1,779,691	11,722,809
Stephen M. Straty	20,456,376	765,631	11,722,809
Arthur A. Seeligson	11,784,324	9,437,683	11,722,809
     Proposal No. 2 — Ratification of the Selection of Ernst & Young LLP: The ratification of the selection of Ernst & Young LLP was approved as follows:

For	Against	Withheld
32,424,858	508,445	11,513

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION
Date: May 25, 2010	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

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